                                     LEASE

     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises hereinafter described on the terms and conditions set forth in this Lease Agreement (hereinafter called this "Lease"), dated for reference proposes only November 20, 1996.

                              BASIC LEASE PROVISIONS

     The words and figures set forth in Paragraph A to X, inclusive, are part of this Lease wherever appropriate reference is made thereto, unless they are expressly modified elsewhere in this Lease.

A.  Landlord:                 Home Savings of America, FSB

B.  Tenant:                   Fallbrook National Bank

C.  Building                  The building consisting of approximately 6,338
                              rentable square feet, and improvements located at 27541 Ynez Road, Temecula, CA 92591

D.  Premises:                 The property described as 27541 Ynez Road,
                              Temecula, CA 92591, consisting of the building and the surrounding walkways, driveways, parking lot, and landscaping, as depicted on the cross-hatched illustration on Exhibit A of this Lease.

E.  Use of Premises:          Tenants shall use the Premises for a bank and
                              other general office business purposes, and for related uses, and shall not permit the premises to be used for any other purpose, without Landlord approval.

F.  Term Commencement Date:   The earlier of Tenant's opening for business or
                              April 1, 1997. In no event will the
                              commencement date be earlier than March 1, 1997.

G.  Termination Date:         March 31, 2007.

H.  Minimum Monthly Rent:     $9,824.00 NNN. (Nine Thousand Eight Hundred
                              Twenty Four Dollars). Subject to annual CPI increases thereafter, however in no event shall the rent in the current year be less than the rent in the prior year.

I.  Security Deposit:         Intentionally deleted.

J.  Prepaid Rent:             $9,824.00 (Nine Thousand Eight Hundred Twenty
                              Four Dollars). (To be applied towards the fourth month's rental).

K.  Index:                    The Consumer Price Index (All Urban customers)
                              - Los Angeles/Anaheim/Riverside - All Items compiled by the U.S. Department of Labor, Bureau of Labor Statistics, 1967 = 100.

L.  Beginning Index:          The index which is published for the month of
                              February 1997.

M.  Comparison Index:         The index which is published for the month of
                              February each succeeding year after 1997.

N.  Real Property Taxes:      Tenant shall pay Landlord for all real property
                              tax, as defined herein; applicable to the Land and Building during the term of this Lease, commencing with the Term commencement date).

O.  Utilities:                Tenant shall pay for all charges for water,
                              sewer, gas, electricity, light, heat, power and trash services rendered directly to the Lease Premises, commencing with the Term commencement date).

P.  Common Area Charges:      Tenant shall be responsible for all Common Area
                              Maintenance, insurance impounds and real estate tax impounds; or reimburse Landlord for such amounts if billed directly to Landlord, or if common area maintenance services are provided by Landlord.

Q.  Brokers:                  CB Commercial Real Estate, Michael Wilder.

R.  Tenant Improvement        None. Space shall be delivered in an "as is"
    Allowance:                condition, provided Landlord shall ensure the
                              electrical systems, HVAC, plumbing, drains and roof are in good condition and good working order.

S.  Landlord's Address:       Home Savings of America, FSB
                              Asset Management Department #2040
                              4900 Rivergrade Road
                              Irwindale, California 91706
    Tenant's Address:         Fallbrook National Bank
                              Attn: President, Chief Financial Officer, or
                              Executive Vice President.
                              130 West Fallbrook Street
                              Fallbrook, Ca 92028

T.  Options:                  Two (2) successive Five (5) year options to
                              renew.

U.  Possession:               Tenant shall be allowed to take possession of
                              the premises immediately following full
                              execution of this lease document, for the purposes of making tenant improvements, and satisfaction of the insurance requirements pursuant to this lease, paragraph 17. Tenant shall begin payment of full net charges on either April 1, 1997 or on opening for business, whichever is earlier, however not to occur before March 1, 1997.

V.  Free Rent:                Months 1, 2, and 3, (after the commencement
                              date), shall be free from base rent. Tenant shall pay all net charges pursuant to section
                              N, O & P above.

W.  ATM Machine:              Landlord shall leave the drive through ATM on
                              the premises, and it will become part of the Tenant's property. Tenant shall be responsible for all maintenance, insurance, repairs, and servicing. Tenant may remove such ATM at the end of Tenant's term.

X.  Furniture:                Landlord shall leave the furniture and
                              equipment on the premises as listed on Exhibit
                              C attached hereto which shall become part of Tenant's property.

                                     LEASE


1.     PREMISES AND COMMON AREAS.

       A. Subject to the terms and provisions herein contained, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, for the sole and exclusive use of Tenant and it's employees, agents, and invitees.

       B.  Intentionally Omitted.

2. TERM. This Lease shall be effective as of the date hereof, but the term of this Lease shall commence on the Commencement Date and shall continue until the Termination Date, unless extended or sooner terminated in accordance with the provisions of this Lease

3.     POSSESSION.

       a. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant at the commencement of the term hereof, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above term be in anyway extended, but in that event, all rent shall be abated during the period between commencement of said term and the time when the Landlord delivers possession.

       b. In the event Landlord shall permit Tenant to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the termination date herein above provided.

4. RENT. Tenant agrees to pay to Landlord the Minimum Monthly Rent on or before the first day of the first full calendar month of the term hereof and a like sum on or before the first day of each and every successive calendar month thereafter during the term hereof, except that the fourth month's rent shall be paid upon the execution hereof. Rent for any period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installation herein, based upon a thirty (30) day month. Rental shall be paid to Landlord, without deduction of offset in lawful money of the United States of America, which shall be legal tender at the time of payment to such person or place as Landlord may from time to time designate in writing.

      Any costs incurred by Landlord in providing auxiliary aids or services or in undertaking barrier removal efforts as defined in and pursuant to the Americans With Disabilities Act of 1990 and the regulations promulgated thereunder, as the same may be amended or supplemented from time to time, or in any similar federal, state, or local law or ordinance which are directly attributable to or arise primarily from Tenant's use or occupancy of the Premises shall be deemed additional rent, and shall be paid in full by Tenant within 30 days after Landlord gives Tenant written notice that such cost has been incurred by Landlord.

      All charges and other costs and expenses which Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts (including interest and late charges), and all damages, costs and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, including Landlord's reasonable attorneys' fees, shall be deemed to be additional rent and, in the event of nonpayment by Tenant, Landlord shall have all rights and remedies with respect thereto as Landlord has for the nonpayment of Minimum Monthly Rent.

      This Lease is what is commonly called a "Net, Net, Net Lease", it being understood that the Landlord shall receive the rent set forth in this Paragraph 4, free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership, leasing and operation of the Premises. In addition to the rent reserved by this paragraph, Tenant shall pay to the parties respectively entitled thereto all impositions, insurance premiums, operating charges, maintenance charges, construction costs and any other charges, costs and expenses shall constitute additional rent, and upon the failure of Tenant to pay any of such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay rent.

4(a). PERIODIC COST-OF-LIVING ADJUSTMENT. The Minimum Monthly Rent provided for in section H, shall be subject to adjustment at the commencement of the escond (2nd) year of the term and each year thereafter ("the Adjustment Date") as follows:

       If the Index published nearest the Adjustment Date ("Extension Index") has increased or decreased over the Beginning Index, the Minimum Monthly Rent for the following year (until the next rent adjustment) shall be set by multiplying the Minimum Monthly Rent set forth in the Basic Lease Provisions by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. In no case shall the Minimum Monthly Rent provided be less than the Minimum Monthly Rent set forth in the Basic Lease Provisions. On adjustment of the Minimum Rent provided in this Lease, the parties shall immediately execute a letter stating the new Minimum Monthly Rent. Notwithstanding the above, in no event shall the current rent be less than the rent in the prior year.

       If the Index is changed so that the base year differs from that used as of two (2) months immediately preceding the month in which the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

5. USE. Tenant shall use the Premises as described in the Basic Lease Provisions and shall not use or allow the Premises to be used for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Building, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant, at its sole cost and expense, except as may be provided elsewhere in this lease, , agrees to comply with all laws, rules, regulations and directions of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional insurance premium charged by reason of Tenant's failure to comply with the provisions of this Article. Tenant shall not allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

6. SURRENDER OF PREMISES. On expiration or termination of the term of the Lease, Tenant shall surrender to Landlord the Premises and all Tenant's improvements and alterations in good condition (except for ordinary wear and tear occurring after the last necessary maintenance made by Tenant and destruction to the Premises as covered by section 15), except for alterations made necessary by the removal of any alterations or Tenant's personal property within the time periods stated in this section.

       Landlord can elect to retain or dispose of in any manner any alterations or Tenant's personal property that Tenant does not remove from the Premises upon vacating the Premises, by giving at least 15 days' notice to Tenant. Title to any such alterations or Tenant's personal property that Landlord elects to retain or dispose of on expiration of the 15 day period shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such alterations or Tenant's personal property. Tenant shall be liable to Landlord for Landlord's cost of storing, removing, and disposing of any alterations or Tenant's personal property.

       If Tenant fails to surrender the Premises to Landlord on expiration of the term as required by this section, Tenant shall pay Landlord as rent during any such holdover period one and one-half times the rent due under this Lease, and Tenant shall agree to indemnify and hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Premises, including, without limitation, claims made by a succeeding Tenant or from Landlord from Tenant's failure to surrender the Premises.

7. CONSTRUCTION. REPAIRS AND MAINTENANCE. Subject to Paragraph 18 herein regarding damage and destruction, the parties responsible for construction, repairs and maintenance are as follows:

       A.  TENANT'S OBLIGATIONS.

           (1) Tenant shall be entitled to construct such initial leasehold improvements to the Premises, at the outset of this Lease, as Tenant may reasonably require in order that the Premises may be used for the purpose herein specified (herein referred to as "Tenant's Work"). Tenant's Work shall be performed by a reputable contractor or contractors, who shall be subject to Landlord's approval, and in accordance with detailed plans and specifications which shall be prepared by Tenant and submitted to Landlord in advance of the commencement of Tenant's Work for Landlord's approval. Landlord's approval under this paragraph shall not be unreasonably withheld.

           (2) Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and the facilities and systems thereof, the need for which arises out of (i) Tenant's use or occupancy of the Premises; (ii) the installation, removal, use or operation of Tenant's property in the Premises;
(iii) the moving of Tenant's property into or out of the Building; or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

           (3) If Tenant fails to maintain the Premises in good order, condition and repair, then Landlord shall give Tenant written notice to perform such work to maintain the premises in good order, condition and repair within thirty (30) days of receipt of said notice. If Tenant has not performed such work at the termination of the thirty (30) days from when Tenant received notice to perform such work the Landlord shall have the right (but not the obligation) to do such acts and expend such funds, at the expense of Tenant, as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant as Additional Rent promptly after demand with interest at the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant's as a result of performing any such work.

           (4) Tenant shall do all acts required to comply with all applicable laws, ordinances and rules of any public authority relating to its maintenance obligations as set forth herein.

           (5) Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any reasonable repairs or changes which Landlord is required by law to make in or to any portion of the Building or the Premises.

           (6) Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

           (7) Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as of the date Tenant took possession, except for normal wear and tear and for any previously improved reconfiguration. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's trade fixtures, furnishings and equipment shall be repaired by Tenant at Tenant's expense.

       B. LANDLORD'S OBLIGATIONS. Subject to Paragraph R of the basic lease provisions, tenant agrees to accept possession of the Premises As Is and neither Landlord shall be obligated to construct any other Tenant improvements.

8.     ALTERATIONS AND ADDITIONS.

       A. Except as provided in Article 7, Tenant shall not, without the prior written consent of Landlord, make any alterations, decorations, additions or improvements in or to the Premises.

       B. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices and departments having jurisdiction. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof, at the cost and expense of Tenant. All alterations, decorations, additions or improvements upon the Premises, made by Tenant shall, unless

Tenant elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the Term.

   C. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises (collectively, "Tenant's Property") shall be and remain the property of Tenant and may be removed by Tenant prior to Tenant's vacating the Premises, and provided further that Tenant shall repair any damage caused by such removal. If Tenant shall fail to remove all of Tenant's Property from the Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord, as appropriate, upon demand any and all expenses incurred in such removal, including court costs and attorneys' fees and storage charges for any length of time that Tenant's Property shall be in Landlord's or Landlord's possession, or Landlord may, at its option, without notice, sell Tenant's Property, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due Landlord.

9. CONDITION OF PREMISES. Tenant's taking possession of the Premises shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair.

10. ENTRY BY LANDLORD. Landlord and its authorized representatives shall at any and all times have the right to enter the Premises, inspect the same, supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show said Premises to prospective brokers, agents, buyers, tenants or persons interested in an exchange, to post any notices required or allowed under the provisions of this Lease, and alter, improve or repair the Premises and any portion of the Building that Landlord may deem necessary or desirable, without abatement of rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of Tenant shall not be interfered with unreasonably. Subject to the foregoing, Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care of Tenant's property. Any entry to the Premises obtained by Landlord by any of said means, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

11. UTILITIES AND SERVICES. Utilities and services shall be furnished to the Premises as provided by the Basic Lease Provisions. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility services or other service furnished to the Premises other than for any interruption which may result from the negligent or intentional acts of Landlord, their agents, servants or employees. No such failure or interruption shall entitle Tenant to terminate this Lease or withhold or abate payment of Rent or other sums due hereunder.

12. PERSONAL PROPERTY TAXES. Tenant shall pay, or cause to be paid before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises: except that which has been paid for by Landlord, or is the standard of the Building. In the event any or all of the Tenant's leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

13. REAL PROPERTY TAXES. Upon written notice from Landlord, Tenant shall pay Landlord the real property tax, as defined herein, applicable to the Premises during the term of this Lease. As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord's right to rent or other income therefrom, and as against Landlord's business of leasing the Premises.

   If the Premises are not separately assessable, Tenant's liability shall be an equitable portion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

   If Tenant believes the assessed value of the Premises is greater than the actual market value, Tenant, with Landlord's prior written consent, which consent will not be unreasonably withheld, may pursue a reassessment at it's expense. Landlord shall cooperate with Tenant with such efforts. Tenant assumes all risk and expenses and liabilities if the request is denied, or in the event the assessed value is increased as a result of Tenant's request for reassessment.

14. INDEMNIFICATION. Tenant hereby agrees to indemnify and hold harmless Landlord against and from any and all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, and further agrees to indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant, or of its agents or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel approved in writing by Landlord as appropriate, which approval will not be unreasonably withheld. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk as between Landlord and Tenant only of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever, except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease or the negligence or intentional act of Landlord, its agents, servants or employees.

15. DAMAGE TO TENANT'S PROPERTY. Landlord shall not be liable for any damage to property entrusted to Landlord or any of its agents, servants or employees, for loss of or damage to any property by theft or otherwise, for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street, or subsurface or from any other place or resulting from dampness or any other cause whatsoever, except as may be proximately caused by negligence or intentional act of Landlord, their agents, servants or employees. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein.

16. SUBROGATION. As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

17. INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a $1,000,000 Standard Commercial General Liability policy insuring against all liability of Tenant and its authorized representatives arising out of and in connection of Tenant's use or occupancy of the Premises and all areas appurtenant thereto.

   All public liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 14, and Landlord shall be named as additional insured by the policy.

   The limit of said insurance shall not, however, limit the liability of the Tenant hereunder. Tenant may carry said insurance under a blanket policy, providing, however, said insurance by Tenant shall have a Landlord's protective liability endorsement attached thereto. If tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder, shall be in companies rated AVI or better in "Best's Insurance

Guide". Tenant shall deliver to Landlord prior to occupancy of the Premises copies of polices of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses reasonably satisfactory to Landlord. No policy shall be cancelable or subject to reduction of coverage except after ten (10) days' prior written notice to Landlord.

   Notwithstanding any other provision of this Lease to the contrary, Tenant shall not be entitled to possession of the Premises unless and until certificate(s) evidencing the existence of said insurance and evidence of payment of premiums are delivered to Landlord no later than one full business day prior to commencement of this Lease.

18. DAMAGE OR DESTRUCTION.

    A. In the event the Building is damaged by fire or other perils then Tenant shall give written notice to Landlord of such event.

    B. Upon any termination of this Lease under this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for the items which have therefore accrued and are then unpaid.

    C. Damage - Insured. If, during the term of this Lease, the premises and/or the building and other improvements in which the premises are located are totally or partially destroyed, rendering the premises totally or partially inaccessible or unusable, and such damage or destruction was caused by a casualty covered under an insurance policy required to be maintained hereunder, Landlord shall restore the premises and/or the building and other improvements in which the premises are located into substantially the same conditions as they were immediately before such damage or destruction; provided that the restoration can be made under the existing laws and can be completed within one hundred twenty (120) working days after the date of such destruction or damage. Such destruction or damage shall not terminate this Lease.

   If the restoration cannot be made in said 120-day period, then within fifteen
(15) days after the parties hereto determine that the restoration cannot be made in the time stated in this paragraph. Tenant may terminate this Lease immediately by giving notice to Landlord and the Lease will be deemed canceled as of this date of such damage or destruction. If Tenant fails to terminate this Lease and the restoration is permitted under the existing laws, Landlord, at its option, may terminate this Lease or restore the premises and/or the building and other improvements in which the premises are located within a reasonable time and this Lease shall continue in full force and effect. If the existing laws do not permit the restoration, either party can terminate this Lease immediately by giving notice to the other party.

   Notwithstanding the above, if the Tenant is the insuring party and if the insurance proceeds received by Landlord are not sufficient to effect such repair, Landlord shall give notice to Tenant of the amount required in addition to the insurance proceeds to effect such repair. Tenant may, at Tenant's option, contribute the required amount, but upon failure to do so within thirty (30) days following such notice, Landlord's sole remedy shall be, at Landlord's option and with no liability to Tenant, to cancel and terminate this Lease. If Tenant shall contribute such amount to Landlord within said 30-day period, Landlord shall make such repairs as soon as reasonably possible and this Lease shall continue in full force and effect. Tenant shall in no event have any right to reimbursement for any amount so contributed.

D. Damage - Uninsured. In the event that the premises are damaged or destroyed by a casualty which is not covered by the fire and extended coverage insurance which is required to be carried under Paragraph 17, then Landlord shall restore the same; provided that if the damage or destruction is to an extent greater than ten percent (10%) of the replacement cost of the premises (exclusive of Tenant's trade fixtures and equipment), then Landlord may elect not to restore and to terminate this Lease. Landlord must give to Tenant written notice of its intention not to restore within thirty (30) days from the date of such damage or destruction, and if not given, Landlord shall be deemed to have elected to restore and in such event shall repair any damage as soon as reasonably possible. In the event that Landlord elects to give such notice of Landlord's intention to cancel and terminate this Lease, then Tenant shall have the right, within ten (10) days after receipt of such notice, to give written notice to Landlord to Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event the Lease shall continue in full force and effect and Tenant shall proceed to make such repairs as soon as reasonably possible. If the Tenant does not give such notice written such 10-day period, this Lease shall be canceled and be deemed terminated as of the date of the occurrence of such damage or destruction.

E. Damage Near the End of the Term. If the premises are totally or partially destroyed or damaged during the last twelve (12) months of the term of this Lease, Landlord may, at Landlord's option, cancel and terminate this Lease as of the date of the occurrence of such damage or destruction by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of the occurrence of such damage; provided, however, that if the damage or destruction occurs within the last twelve (12) months of the term and if, within fifteen (15) days after the date of such damage or destruction, Tenant exercises any option to extend the term provided herein, then Landlord shall restore the premises if obligated to do so as provided in Subparagraph 18(C) or
(D) above.

F. Abatement of Rent. If the premises are partially or totally destroyed or damaged and Landlord or Tenant repairs or restores them pursuant to the provisions of this Paragraph 10, then the rent payable hereunder for the period during which such damage, destruction, repair or restoration continues shall be abated in proportion to the degree to which Tenant's reasonable use of the premises is impaired. Except for the abatement of rent. If any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

G. Trade Fixtures and Equipment. If Landlord is required or elects to restore the premises as provided in this Paragraph 10, Landlord shall not be required to restore Tenant's improvements, trade fixtures, equipment or alternations made by Tenant, such excluded items being the sole responsibility of Tenant to restore hereunder.

19.   EMINENT DOMAIN.

      a. If any portion of the Premises is taken by condemnation this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if Tenant is materially unable to conduct its business in the Premises .

      If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate pursuant to this section by giving notice to Landlord within 30 days after the nature and the extent of the taking have been finally determined. If Tenant elects to terminate this Lease as provided in this section, Tenant also shall notify Landlord of the date of termination, which date shall not be earlier than 30 days nor later than 90 days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Tenant. If Tenant does not terminate this Lease within the 30 day period, this Lease shall continue in full force and effect, except that Minimum Monthly Rent shall be equitably reduced.

      b. If a party elects to terminate this Lease, it must terminate the Lease pursuant to this section by giving notice to the other party within 30 days after the nature and the extent of the taking have been finally determined. The party terminating this Lease also shall notify the other party of the date of termination, which date shall terminate on the date of taking if the date of taking falls on a date before the date of termination designated in the notice from the terminating party. If this Lease is not terminated within the 30 day period, it shall continue in full force and effect.

20.   DEFAULTS AND REMEDIES.

      a. TENANT'S DEFAULT: The occurrence of any of the following shall constitute a default by Tenant:

      (1) Failure to pay rent when due, if the failure continues for five (5) days after notice has been given to Tenant.

      (2) Abandonment of the Premises (failure to occupy and operate the Premises for ten (10) consecutive days shall be deemed an abandonment).

      (3) Failure to perform any other provision of this Lease if the failure to perform is not cured within thirty (30) days after notice has been given to Tenant. If the default cannot reasonably be cured within thirty (30) days, Tenant shall not be in default of this Lease if Tenant commences to cure the default within the thirty (30) day period and diligently and in good faith continues to cure the default.

      (4) If any petition shall be filed against Tenant in any Court, whether or not pursuant to any statute of the United States of America or of any state, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, and Tenant shall thereafter be adjudicated bankrupt, or if said proceedings shall not be dismissed within ninety (90) days after the institution of the same, or if any such petition shall be filed by Tenant or liquidators; or

      (5) If, in any third party creditor proceedings, a receiver, receiver and manager, trustee or liquidator shall be appointed for all or a substantial portion of the Premises, and such receiver, receiver and manager, trustee or liquidator shall not be discharged within ninety (90) days after the appointment of such receiver, receiver and manager, trustee or liquidator; or

      (6)    If Tenant makes an assignment for the benefit of creditors.

Notice given under this section shall specify the alleged default and the applicable Lease provisions, and shall demand that Tenant perform the provision of this Lease or pay the rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the notice.

      b. LANDLORD'S REMEDIES. Landlord shall have the following remedies if Tenant commits a default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

      (1) Landlord can continue this Lease in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in re-leasing the Premises, including, without limitation, broker's commissions, expenses of remodeling the Premises required by the re-leasing, and like costs. Re-leasing can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any re-leasing. No act by Landlord allowed by this section shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right of possession of the Premises, if Tenant obtains Landlord's consent Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.

      (2) Landlord can terminate Tenant's right to possession of the Premises at anytime.

      No act by Landlord other than notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recover from Tenant:

             (i). The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease;

             (ii). The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided;

             (iii). The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loses of rent that Tenant proves could be reasonably avoided; and

             (iv). Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default.

      "The worth, at the time of the award," as used in (i) and (ii) of this section, is to be computed by allowing interest at the rate of 10% per annum. "The worth, at the time of the award," as referred to iniii of this section, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%.

21. ASSIGNMENT AND SUBLETTING. Except as a part of an acquisition or merger (providing surviving entity has a net worth equal or greater to Tenant, and the use of the Premises has not changed),Tenant shall not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not Lease the said Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld, and a consent to one assignment, subleasing, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subleasing, occupation or use by another person. Any such assignment or subleasing without such consent shall be voidable and shall at the option of the Landlord, constitute a default under this Lease.

      Any such assignment shall be subject to the following provisions:

      (a) Intentionally omitted.

      (a) EXCESS RENT. Further, if for any proposed assignment or sublease Tenant receives rent or other consideration either initially or over the term of the assignment orsublease, in excess of the rent called for hereunder, or in the case of the sublease of a portion of the Premises in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord as additional rent hereunder fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

      (b) FINANCIAL INFORMATION. Notwithstanding the foregoing, before entering into any assignment of this Lease or into a sublease of all or a part of the Premises, Tenant shall give written notice to Landlord identifying the intended assignee or subtenant by name and address, specifying the terms of the intended assignment or Lease and providing Landlord with the intended assignee's or subtenant's credit application, income tax returns, financial statements and other financial information requested by Landlord.

      (c) ATTORNEY FEES FOR REVIEW. In connection with any proposed assignment or sublease, if Landlord retains the services of an attorney to review the transaction, Tenant shall pay to Landlord all reasonable attorneys' fees incurred by Landlord in connection therewith, not to exceed $ 1,000.00. Tenant shall pay such attorneys' fees to Landlord within thirty (30) days after its receipt of written request therefor from Landlord.

      (d) INVOLUNTARY ASSIGNMENT. No interest of Tenant in this Lease shall be assignable by operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other such person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; (b) if a writ of attachment of execution is levied on this Lease; and (c) if, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

22. ESTOPPEL CERTIFICATE. Within twenty (20) days following any written request which Landlord or Tenant may make from time to time, the other party shall execute and deliver to the requesting party a statement certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which the rental and other sums payable under this Lease have been paid; and (iv) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in such statement. Landlord's or Tenant's failure to deliver such statement within such time shall be conclusive upon such party that this Lease is in full force and effect, without modification, that there are no uncured defaults in performance by the requesting party, and that not more than one (1) month's rental has been paid in advance.

23. CHOICE OF LAW. This Lease shall be governed by the laws of the State in which the Premises are located.

24. SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

25. ATTORNEYS' FEES. If any action shall be instituted by either of the parties hereto for the enforcement or interpretation of any of its rights or remedies under this Lease, the prevailing party shall be entitled to recover from the losing party all costs incurred by the prevailing party in said action and any appeal therefrom, including reasonable attorneys' fees to be fixed by the court therein. Said costs and attorneys' fees shall be included as part of the judgment in any such action.

THIRD PARTY ACTIONS: If either party becomes a party to any litigation concerning this Lease or the Premises, or any business or activity conducted thereon by reason of any act or omission of the other party or its representatives, and not by any act or omission of the party that becomes a party to that litigation, or any act or omission of its representatives, the party that causes the other party to become involved in the litigation shall be liable to the other party for reasonable attorneys' fees and costs incurred by it in the litigation.

26. LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or of a sum due from Tenant shall not be received by Landlord or Landlord's designee within (10) days after written notice that said amount is past due, then Tenant shall pay to Landlord a late charge equal to(5%) percent of such overdue amount. The parties hereby agree such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

27. INTEREST ON TENANT'S OBLIGATIONS. Tenant agrees that any payment of Minimum Monthly Rent or any other amount due from Tenant to Landlord under this Lease which is not paid when due shall bear interest from the due date to the date of payment at a rate of interest equal to the lesser of four percent (4%) above the prime lending rate of Wells Fargo Bank, N.A. or any comparable bank or lending institution selected by Landlord, or the maximum non-usurious rate permitted by law. Landlord's acceptance of any interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or any law now or hereafter in effect.

28. WAIVER. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of, or in any way effect, the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

29. TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

30. NOTICES. Whenever Landlord, Landlord or Tenant shall desire to give or serve upon the other any notice, demand, request or other communication with respect to this Lease or with respect to the Premises, each such notice, demand, request or other communication shall be in writing and shall not be effective for any purpose unless the same shall be given or served by personal delivery or by mailing the same to such party or parties by certified or registered mail, postage prepaid, return receipt requested, at the addresses as defined in the Basic Lease Provisions or at such other address or addresses as Landlord or Tenant may from time to time designate by notice to the other party given in the manner aforesaid.

Every notice, demand, request or communication hereunder sent by mail shall be deemed to have been given or served as of the third business day following the date of such mailing.

31. PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any other purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

32. SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

33. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

34. Intentionally omitted.

35. PARKING. Tenant shall be entitled to park cars and "sign" the parking lot to regulate parking, pursuant to the rules and regulations Tenant may impose, subject to the provisions elsewhere in this lease regarding compliance with applicable laws.

36. LIMITATION ON LIABILITY. Notwithstanding anything to the contrary in this Lease, Tenant agrees that in the event of default by Landlord hereunder, there shall be absolutely no personal liability of any person, firm or entity who or which constitutes or comprises Landlord, and Tenant shall, subject to the rights of Landlord's mortgagees, look solely to the interest of Landlord in the Premises and any portion of the real property owned by Landlord in which the Premises are located for the satisfaction of each and every remedy of Tenant therefor. In this regard, neither Landlord nor any of its partners, officers, employees, or agents shall be personally liable for any such default or for any deficiency. The provisions of this section are not intended to limit the Tenant's rights to seek injunctive relief or specific performance, or Tenant's rights with respect to the proceeds of insurance, if any, specifically maintained by Landlord for Tenant's benefit. The foregoing limitations shall also apply to any successor to Landlord's interest in the Premises.

In the event of any sale by Landlord of its fee interest in the Premises, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and unaccrued obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; provided that the purchaser, at such sale or any subsequent sale of the Premises, shall in writing covenant with Tenant to carry out any and all of the covenants and obligations of Landlord under this Lease.

37. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the by-laws of said corporation, and that this lease is binding upon said corporation in accordance with its terms.

38. JOINT OBLIGATION. If there be more than one Tenant, the obligations hereunder imposed upon Tenants shall be joint and several.

39. MARGINAL HEADINGS. The marginal headings and section titles are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

40. SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

41. RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof without the prior written consent of the Landlord.

42. QUIET POSSESSION. Upon Tenant paying the rent reserved hereunder and observing and performing all the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

43. INABILITY TO PERFORM. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of Landlord.

44. SUBORDINATION. ATTORNMENT. Upon request of Landlord, Tenant will in writing subordinate its right hereunder to the lien of any first mortgage, or first deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the land and Building, and to all advances made or hereafter to be made upon the security thereof.

     In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

     The provisions of this Paragraph 14 to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof.

45. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

46. SIGNS AND AUCTIONS. Tenant shall not place any sign upon the outside of the Building or conduct any auction not within the normal course of Tenant's business, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant will have the monument sign as it stands with no modifications, unless required by the City of Temecula. Should a change to the sign be requested, approval of the change to the monument would require approval of Tenant. Tenant is responsible for all governmental approvals and permits for new building signage.

47. OPTIONS TO EXTEND. Landlord hereby grants Tenant two (2) options to extend the Term of this Lease beyond the initial Term. Each option shall be for five
(5) year each. Each extension of the Term of this Lease for the Option Period shall be upon the same terms and conditions as those herein specified as applicable to the initial Term of this Lease except that Minimum Monthly Rent shall be at the then fair market value.

If Tenant elects to exercise the Option, Tenant must do so by giving Landlord written notice of such election not more than eighteen (18) months and not less than six (6) months prior to the expiration of the then Term of this Lease. A condition precedent to the effective exercise of each Option to extend the Term shall be that Tenant shall not be in material default hereunder (or would be in default but for the passage of time or the giving of notice, or both) either at the time of giving notice of Tenant's election to exercise an Option or on the effective date of the beginning of the applicable Option Period or at any time between such dates. If Tenant properly gives notice of exercise of an Option hereunder and the conditions thereto are satisfied, then the Term of this Lease shall be extended for the additional Option Period covered by the Option which is exercised. The Options granted herein are personal to the original Tenant named herein and may not be transferred or assigned, whether separate from or as an incident to an assignment or other transfer of Tenant's interest under this Lease. Any attempted assignment or transfer of any Option shall cause the Option in question to automatically cease and terminate and, in such event, this Lease shall terminate upon the expiration of the then applicable Term. This limitation on transfer of the option does not apply, however, to an assignment of the lease, with option, to a successor entity to Tenant following acquisition or merger. (as per paragraph 21).

   (a) As used in this Section, the term "fair market rental rate" means the annual amount per rentable square foot, projected during the relevant period, that a willing, comparable, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing, comparable landlord of a comparable building in the area in which the Premises are located would accept, at arm's length for an office of comparable size, quality and floor height and area as the leased Premises taking into account the age, quality and layout of the existing improvements in the leased area at issue and the condition of the building and taking into account items that professional real estate brokers customarily consider, including, but not limited to, rental rates, space availability, condition of existing improvements, tenant size, tenant improvement allowances, operating expenses and allowances, reduced rent, free rent, area demographics, traffic and any other lease concessions, if any, then being charged or granted by Landlord or the lessors of such similar office buildings. The fair market rental rate will be an effective rate, not specifically including, but accounting for, the appropriate economic concessions described above.

   (b) Landlord will provide written notice of Landlord's determination of the fair market rental rate ("FMRR") and the new rent rate not later than thirty
(30) days after the date upon which Tenant timely exercises its Option. Tenant will have thirty (30) days ("Tenant's Review Period") after receipt of Landlord's notice of the FMRR within which to accept such FMRR or to reasonably object thereto in writing. Tenant's failure to object to the FMRR submitted by Landlord in writing within Tenant's Review Period will conclusively be deemed Tenant's approval and acceptance thereof. If Tenant reasonably objects to the FMRR submitted by Landlord within Tenant's Review Period, Landlord and Tenant will attempt in good faith to agree upon such FMRR using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such FMRR within fifteen (15) days following the expiration of Tenant's Review Period (the "Outside Agreement Date"), then each party's determination will be submitted to appraisal in accordance with the provisions below.

   (c) (i) Landlord and Tenant will each appoint one independent appraiser who by profession must be a real estate broker who has been active over the five (5) year period ending on the date of such appointment in the leasing of offices located in area in which the Premises are located. Each such appraiser will be appointed within fifteen (15) days after the Outside Agreement Date.

           (ii) The two appraisers selected shall agree upon the FMRR and if the two appraised rental rates are within 10% of one another, the FMRR shall be the average of the two rates established by the appraisers. If the two selected appraisers cannot agree on the FMRR within 10%, the two appraisers will within fifteen (15) days agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth herein above for qualification of the initial two appraisers and the FMRR shall be determined within sixty (60) days by the average of the three appraised rental rates established by the three appraisers.

           (iii) If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Subsection (c)(i) herein above, the appraiser appointed by one of them will, within thirty (30) days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser, establish the FMRR and notify Landlord and Tenant thereof, and such appraiser's decision will be binding upon Landlord and Tenant.

           (iv) The cost of appraisal (and, if necessary, arbitration) will be shared by Landlord and Tenant equally.

           (v) If the process described in Subsection (b) above and this Subsection (c) has not resulted in a determination of the fair market rental rate by the commencement of the applicable lease term, then the fair market rental rate estimated by Landlord will be used until the appraiser(s) reach a decision, with an appropriate rental credit and other adjustments for any overpayments of Minimum Monthly Rent or other amounts based on the final determination of the fair market rental rate.

48. ASBESTOS SURVEY. Landlord has surveyed the Building for asbestos containing materials the results of which are attached hereto as exhibit D. Tenant acknowledges the receipt of this information by the execution of this Lease.

49. BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease other than Broker(s) listed in section Q, and it knows of no other real estate broker or agent who is entitled to commission in connection with this Lease. Landlord shall pay the broker commission as agreed by agreement to the Brokers upon the execution of the Lease.

50. RULES AND REGULATIONS. The rules and regulations attached to this Lease as Exhibit B are made a part of this Lease and Tenant shall comply with them. Landlord shall have the right from time to time to promulgate reasonable amendments and reasonable additional rules and regulations for the safety, care, and cleanliness of the Premises, including the Building, or for the preservation of good order. On delivery of a copy of such amendments and additional rules and regulations to Tenant, Tenant shall comply with the rules and regulations, and a violation of any of them shall constitute a default by Tenant under this Lease.

51. Intentionally omitted.

52. PRIOR AGREEMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

Attached hereto and made a part hereof, are exhibits A, B, C and D.

IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

LANDLORD:

HOME SAVINGS OF AMERICA, FSB

By: /s/         [ILLEGIBLE]                   Title: Assistant Vice President
    ---------------------------------                -------------------------


TENANT:

FALLBROOK NATIONAL BANK

By: /s/ Gary Youmans                          Title: Executive Vice President
    ----------------------------------               -------------------------
    Gary Youmans


By:                                           Title:
    ----------------------------------               -------------------------

                                   EXHIBIT A

                                LEASED PREMISES





                                 [SITE PLAN]

                                   Exhibit B

                              Rules and Regulations

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Building, without first obtaining the written consent of Landlord, which consent will not be unreasonably withheld Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice (if installed without Landlord's prior written approval), without notice to and at the expense of Tenant.

     Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows. Tenant shall not without prior written consent of Landlord cause or otherwise sunscreen any window.

2.   Intentionally omitted.

3.   Intentionally omitted.

4. The toilet room, urinals, wash bowls and other apparatus shall not be used for any purpose other than that of which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

5. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

7. Tenant shall not use, keep or permit to be used or kept any foul noxious gas or substance in or on the Premises, except those used in a normal office environment, or permit or suffer the Premises to be occupied or used in a offensive or objectionable manner.

8. No cooking shall be done or permitted by any Tenant on the Premises, (except in a typical business environment), nor shall the Premises be used for storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

9. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or any toxic material, or use any method of heating or air conditioning other than that supplied by Landlord.

10. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of the Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord. Tenant shall use only contractors designated by Landlord for all phone work done in the building's main phone terminal room. All approvals hereunder shall not be unreasonably withheld.

11.  Intentionally omitted.

12. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

13.  Intentionally omitted.

14. Landlord shall have the right, exercizable without notice and without liability to Tenant, to change the name and street address of the Building of which the Premises are a part.

15.  Intentionally omitted.

16.  Intentionally omitted.

17.  Intentionally omitted.

18. All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.

19.  Intentionally omitted

20.  Intentionally omitted.

21. Users of the parking area will obey all posted signs and park only in the areas designated for vehicles parking.

22. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damages to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

23.  Intentionally omitted.

24. Tenant shall be responsible for seeing that all of its employees, subtenants, agents, or invitees comply with the applicable parking rules, regulations, laws and agreements.

25. Landlord reserves the right to modify these rules and/or adopt such other reasonable and nondiscriminatory rules and regulations consistent with the scope of the rules herein, as it may deem necessary for the proper operation of the parking area.

26. Such parking use as is herein provided is intended merely as license only and no bailment is intended or shall be created hereby.

                                    Exhibit C
                                (Furniture list)

                                    Exhibit D

                               (Asbestos Survey)


[LOGO]
HOME SAVINGS
OF AMERICA (FSB)

Property Management - Dept. 2780 - 2500 Pellissier Place - Whittier - California 90601-1505
Area Code (310) 908-2775 - FAX (310) 908-2774

Manager                                                    December 18, 1995
27541 Ynez Road
Temecula, California

                          ANNUAL ASBESTOS NOTIFICATION

At the request of Home Savings of America, Environmental Risk Department, The Earth Technology Corporation conducted a survey for asbestos-containing materials in the building located at 27541 Ynez Road, Temecula, California , on March 19, 1993. The survey included visual observation of accessible areas, construction material sampling and laboratory analysis. The Earth Technology Corporation conducted the survey and laboratory analysis using procedures which meet or exceed applicable state and federal government agency regulations. . An Asbestos Survey Report was delivered to Home Savings of America confirming the presence of asbestos-containing materials (ACM) in the facility. The report contents include report conclusions, sampling and laboratory procedures, sample logs, and specific sample locations. Employees may review the report during normal business hours at the office of the branch manager.

Construction material sampled and found to contain asbestos were as follows:

-----------------------------------------------------------------------------------------------
ASBESTOS CONTAINING MATERIALS                                        LOCATION
-----------------------------------------------------------------------------------------------
12"x12" Vinyl Floor Tile & Mastic,          Safe/Storage Room, Storage Room #2 & 3, Janitorial
Roof Tar Patch, Gray                        Room, Kitchen Roof/Penetrations & Devices
-----------------------------------------------------------------------------------------------

Asbestos is a chemical known to cause cancer and other serious diseases. Asbestos-containing materials (ACM) generally do not pose a health threat unless the asbestos fibers are disturbed, become airborne and are inhaled. However, most people with asbestos related lung diseases were exposed to high levels while working directly with asbestos products. Although job functions of most employees do not require contact with ACM, it is important to follow proper work practice to minimize potential for disturbing ACM and remember the following rules:

     1.   Do not touch or handle any ACM,
     2.   Do not drill, cut or damage any ACM,
     3. Immediately report any damaged ACM to your appropriate supervisor and building manager.

An Operations and Maintenance (O&M) Program has been developed for the safe management of ACM in the building. Procedures and specialized asbestos training is provided for employees whose work may involve contact with ACM.

This notice is provided to you in compliance with California Health and Safety Code #25915 et seq. YOU SHOULD BE AWARE THAT YOU ARE REQUIRED TO PROVIDE THIS INFORMATION TO YOUR EMPLOYEES WITHIN 15 DAYS OF RECEIPT OF THIS NOTICE (NEW EMPLOYEES MUST BE NOTIFIED WITHIN 15 DAYS OF START DATE).

For more information regarding potential health risks and general procedures and handling restrictions for asbestos, contact your local, state or federal public health agencies. For specific information regarding ACM in this facility, you may call Home Savings Environmental Risk Management Department at
(818) 814-7987.

Sincerely,

Property Management Department

HOME SAVINGS OF AMERICA, F.S.B.


                                      21